Exhibit 99.1

Strategic Education, Inc. Reports Second Quarter 2020 Results

HERNDON, Va.--(BUSINESS WIRE)--July 29, 2020--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2020.

Karl McDonnell, Chief Executive Officer of Strategic Education said, “We are very proud of our staff and faculty’s ongoing commitment to help our students continue their educational journeys during the second quarter of 2020. As our organization continues to adapt to the challenges presented by the COVID-19 pandemic, we remain focused on maintaining the highest level of educational quality and access while investing in strategies and opportunities to support our mission of advancing career and economic mobility for all.”

UPDATE ON IMPACT OF PANDEMIC

The Company continues to take action to ensure the health and well-being of its students and employees during the ongoing pandemic. Current measures taken, which have been informed by guidance from the Centers for Disease Control and Prevention (CDC) and other public health and government authorities, include:

  Continuing 100% work from home for campus and most corporate office staff
  Continued closure of all Strayer University campuses and Capella University Campus Centers
  Shifting Strayer University’s on-ground campus class schedule to fully online through the Fall 2020 term (Capella University classes are already entirely online)
  Postponing large student events, such as graduation ceremonies, and restructuring or rescheduling most Capella University residencies through the Summer 2020 term
  Limiting all non-essential employee travel, large meetings, and events

The Company is continuing to provide financial relief to students and employer partners as they experience the negative impact of the pandemic. These measures, which include payment flexibility, scholarship opportunities, and other pricing relief, are likely to result in a full-year revenue-per-student decline of approximately one percent.

Finally, the Company maintains a solid financial foundation, with over $500 million in cash, $250 million of undrawn credit, and projected continued quarterly cash generation. Accordingly, the Company has maintained the position that it will not accept any financial support from the Federal or state pandemic related relief programs.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30

  Revenue increased 4.4% to $255.8 million compared to $245.1 million for the same period in 2019.
  Income from operations was $46.4 million or 18.1% of revenue, compared to $27.6 million or 11.3% of revenue for the same period in 2019. Income from operations in 2020 includes $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $1.2 million in costs associated with the merger with Capella Education Company, and transaction expenses associated with potential future business combinations. Income from operations in 2019 included $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $3.0 million in costs associated with the merger with Capella Education Company. Adjusted income from operations, which is a non-GAAP financial measure and excludes the aforementioned expenses, was $63.0 million in 2020 compared to $46.0 million for the same period in 2019. The adjusted operating income margin was 24.6% compared to 18.8% for the same period in 2019. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $34.2 million in 2020 compared to $24.4 million for the same period in 2019. Adjusted net income was $45.4 million compared to $35.2 million for the same period in 2019.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $72.6 million in 2020 compared to $54.1 million in 2019. Adjusted EBITDA, which excludes merger costs and stock-based compensation expense, was $77.7 million compared to $60.3 million for the same period in 2019.
  Diluted earnings per share was $1.55 compared to $1.10 for the same period in 2019. Adjusted diluted earnings per share increased to $2.06 from $1.59 for the same period in 2019. Diluted weighted average shares outstanding decreased to 22,012,000 from 22,109,000 for the same period in 2019.

Strayer University Segment Highlights

  For the second quarter, student enrollment at Strayer University increased 6% to 53,782 compared to 50,713 for the same period in 2019. New student enrollment for the period decreased 4% and continuing student enrollment for the period increased 8%.
  Revenue increased 4.8% to $138.1 million in the second quarter of 2020 compared to $131.7 million for the same period in 2019, driven by higher second quarter enrollment.
  Income from operations increased to $35.8 million in the second quarter of 2020 from $24.4 million for the same period in 2019. The operating income margin was 25.9%, compared to 18.5% for the same period in 2019.
  During the second quarter, the Company completed a new Strayer University campus in Corpus Christi, Texas.

Capella University Segment Highlights

  For the second quarter, student enrollment at Capella University increased 1% to 39,341 compared to 38,979 for the same period in 2019. New student enrollment for the period increased 1% and continuing student enrollment for the period increased 1%.
  FlexPath continued to be a significant driver of new and total enrollment growth in the second quarter of 2020, and is 37% of Capella University’s bachelor’s and master’s degrees total enrollment.
  Revenue increased 3.9% to $117.8 million in the second quarter of 2020 compared to $113.4 million for the same period in 2019, driven by higher second quarter enrollment and revenue-per-student.
  Income from operations increased to $27.2 million in the second quarter of 2020 from $21.6 million for the same period in 2019. The operating income margin was 23.1%, compared to 19.0% for the same period in 2019.

BALANCE SHEET AND CASH FLOW

At June 30, 2020, Strategic Education had cash, cash equivalents, and marketable securities of $525.3 million, and no debt. For the first six months of 2020, cash provided by operations was $111.9 million compared to $103.1 million for the same period in 2019. Capital expenditures for the first six months of 2020 were $25.5 million compared to $18.9 million for the same period in 2019. Capital expenditures for 2020 are expected to be at the lower end of our estimate of between $40 million and $45 million.

Consolidated bad debt expense as a percentage of revenue was 4.7% for the second quarter of 2020 and 2019. Bad debt expense for the quarter includes additional reserves to account for projected deterioration in collections performance in 2020 due to the pandemic.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 14, 2020 to shareholders of record as of September 4, 2020.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2020 earnings results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education

Strategic Education (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, and Hackbright Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance of Strategic Education; Strategic Education’s plans, strategies and prospects; the impact of the current COVID-19 pandemic on Strategic Education’s business and results; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  the pace of student enrollment;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2020	2019	2020
Revenues	$245,110	$255,831	$491,618	$521,133
Costs and expenses:
Instructional and support costs	130,704	125,544	264,754	258,480
General and administration	68,374	67,301	132,513	136,527
Amortization of intangible assets	15,417	15,417	30,834	30,834
Merger and integration costs	3,019	1,174	10,198	4,938
Total costs and expenses	217,514	209,436	438,299	430,779
Income from operations	27,596	46,395	53,319	90,354
Other income	4,125	1,639	7,452	3,762
Income before income taxes	31,721	48,034	60,771	94,116
Provision for income taxes	7,312	13,882	24,862	24,725
Net income	$24,409	$34,152	$35,909	$69,391
Earnings per share:
Basic	$1.12	$1.57	$1.66	$3.18
Diluted	$1.10	$1.55	$1.63	$3.15
Weighted average shares outstanding:
Basic	21,777	21,764	21,638	21,787
Diluted	22,109	22,012	22,079	22,041

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2019	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$419,693	$470,319
Marketable securities	34,874	23,106
Tuition receivable, net	51,523	41,004
Other current assets	18,004	19,067
Total current assets	524,094	553,496
Property and equipment, net	117,029	117,247
Right-of-use lease assets	84,778	81,418
Marketable securities, non-current	36,633	31,917
Intangible assets, net	273,011	245,344
Goodwill	732,075	732,075
Other assets	21,788	30,067
Total assets	$1,789,408	$1,791,564

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,828	$67,258
Income taxes payable	1,352	16,722
Contract liabilities	39,284	40,052
Lease liabilities	25,284	24,852
Total current liabilities	156,748	148,884
Deferred income tax liabilities	47,942	40,107
Lease liabilities, non-current	80,557	77,458
Other long-term liabilities	41,451	40,565
Total liabilities	326,698	307,014
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 21,964,809 and 22,222,936 shares issued and outstanding at December 31, 2019 and June 30, 2020, respectively	220	222
Additional paid-in capital	1,309,438	1,291,597
Accumulated other comprehensive income	233	659
Retained earnings	152,819	192,072
Total stockholders’ equity	1,462,710	1,484,550
Total liabilities and stockholders’ equity	$1,789,408	$1,791,564

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the six months ended June 30,
	2019	2020
Cash flows from operating activities:
Net income	$35,909	$69,391
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	167	167
Amortization of investment discount/premium	220	68
Depreciation and amortization	52,497	51,981
Deferred income taxes	9,909	(6,736)
Stock-based compensation	6,576	6,884
Impairment of right-of-use lease assets	—	453
Changes in assets and liabilities:
Tuition receivable, net	5,777	3,820
Other assets	(1,240)	(6,338)
Accounts payable and accrued expenses	229	(22,180)
Income taxes payable and income taxes receivable	(10,673)	15,303
Contract liabilities	4,778	2,053
Other long-term liabilities	(1,086)	(2,925)
Net cash provided by operating activities	103,063	111,941

Cash flows from investing activities:
Purchases of property and equipment	(18,859)	(25,465)
Purchases of marketable securities	(12,443)	(1,863)
Proceeds from marketable securities	22,560	18,869
Other investments	(740)	(693)
Net cash used in investing activities	(9,482)	(9,152)

Cash flows from financing activities:
Common dividends paid	(22,194)	(26,662)
Net payments for stock awards	(7,607)	(24,758)
Repurchase of common stock	—	(247)
Net cash used in financing activities	(29,801)	(51,667)
Net increase in cash, cash equivalents, and restricted cash	63,780	51,122
Cash, cash equivalents, and restricted cash — beginning of period	312,237	420,497
Cash, cash equivalents, and restricted cash — end of period	$376,017	$471,619

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2020	2019	2020
Revenues:
Strayer University	$131,728	$138,080	$262,474	$283,734
Capella University	113,382	117,751	229,144	237,399
Consolidated revenues	$245,110	$255,831	$491,618	$521,133
Income from operations:
Strayer University	$24,433	$35,813	$48,236	$72,416
Capella University	21,599	27,173	46,115	53,710
Amortization of intangible assets	(15,417)	(15,417)	(30,834)	(30,834)
Merger and integration costs	(3,019)	(1,174)	(10,198)	(4,938)
Consolidated income from operations	$27,596	$46,395	$53,319	$90,354

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company, (2) integration expenses associated with the Company's merger with Capella Education Company, and transaction expenses associated with potential future business combinations, (3) income recognized from the Company’s investments in partnership interests and other investments, and (4) discrete tax adjustments utilizing an adjusted effective tax rate of 27.5% and 28.5% for the three months ended June 30, 2019 and 2020, respectively. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense and the amounts in (2) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS (in thousands, except per share data)

		For the three months ended June 30, 2019
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Income from other investments(3)	Tax Adjustments(4)	As Adjusted (Non-GAAP)
Revenues	$245,110	$—	$—	$—	$—	$245,110
Total costs and expenses	$217,514	$(15,417)	$(3,019)	$—	$—	$199,078
Income from operations	$27,596	$15,417	$3,019	$—	$—	$46,032
Operating margin	11.3%					18.8%
Net income	$24,409	$15,417	$3,019	$(1,605)	$(6,040)	$35,200

Earnings per share:
Diluted	$1.10					$1.59

Weighted average shares outstanding:
Diluted	22,109					22,109

		For the three months ended June 30, 2020
		Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Income from other investments(3)	Tax adjustments(4)	As Adjusted (Non-GAAP)
Revenues	$255,831	$—	$—	$—	$—	$255,831
Total costs and expenses	$209,436	$(15,417)	$(1,174)	$—	$—	$192,845
Income from operations	$46,395	$15,417	$1,174	$—	$—	$62,986
Operating margin	18.1%					24.6%
Net income	$34,152	$15,417	$1,174	$(1,135)	$(4,213)	$45,395

Earnings per share:
Diluted	$1.55					$2.06

Weighted average shares outstanding:
Diluted	22,012					22,012

(1)	Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company.
(2)	Reflects integration expenses associated with the Company's merger with Capella Education Company, and transaction expenses associated with potential future business combinations.
(3)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(4)	Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective tax rate of 27.5% and 28.5% for the three months ended June 30, 2019 and 2020, respectively.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2020	2019	2020
Revenues:
Strayer University	$131,728	$138,080	$262,474	$283,734
Capella University	113,382	117,751	229,144	237,399
Consolidated revenues	$ 245,110	$ 255,831	$ 491,618	$ 521,133

Income from operations:
Strayer University	$ 24,433	$ 35,813	$ 48,236	$ 72,416
Capella University	21,599	27,173	46,115	53,710
Amortization of intangible assets	(15,417)	(15,417)	(30,834)	(30,834)
Merger and integration costs	(3,019)	(1,174)	(10,198)	(4,938)
Consolidated income from operations	27,596	46,395	53,319	90,354

Adjustments to consolidated income from operations:
Amortization of intangible assets	15,417	15,417	30,834	30,834
Merger and integration costs	3,019	1,174	10,198	4,938
Total adjustments to consolidated income from operations	18,436	16,591	41,032	35,772

Adjusted income from operations by segment:
Strayer University	24,433	35,813	48,236	72,416
Capella University	21,599	27,173	46,115	53,710
Total adjusted income from operations by segment	$46,032	$62,986	$94,351	$126,126

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended June 30,
	2019	2020
Net income	$24,409	$34,152
Provision for income taxes	7,312	13,882
Other income	(4,125)	(1,639)
Depreciation and amortization	26,514	26,248
EBITDA	54,110	72,643
Stock-based compensation	3,155	3,859
Merger and integration costs (1)	3,019	1,174
Adjusted EBITDA	$60,284	$77,676

(1)	Reflects integration expenses associated with the Company's merger with Capella Education Company, and transaction expenses associated with potential future business combinations. Includes $0.4 million of stock-based compensation expense for the three months ended June 30, 2019.

Contacts

Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com